UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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SharpSpring, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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 304 West University Avenue

Gainesville, FL 32601

April [__], 2016

Dear Fellow Stockholder:

The 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of SharpSpring, Inc. (the “Company”) will be held at 10:00 a.m. (Eastern Time) on Tuesday, May 17, 2016 at 304 West University Avenue, Gainesville, FL 32601. I hope you will be able to attend.

The attached Notice of Annual Meeting and Proxy Statement describe the matters that we expect to be acted upon at the Annual Meeting. Management will be available to answer any questions you may have immediately after the Annual Meeting.

Please sign, date and return the enclosed Proxy without delay in the enclosed envelope, via email or via facsimile. The Company’s Annual Report on Form 10-K (including audited financial statements) for the fiscal year ended December 31, 2015 accompanies the Proxy Statement. The proxy materials and Annual Report included in this package are also available on the internet under the “Investors” page of the Company’s website at http://sharpspring.com/.

All shares represented by Proxies will be voted at the Annual Meeting in accordance with the specifications marked thereon, or if no specifications are made, (i) as to Proposal No. 1, the Proxy confers authority to vote “FOR” all of the five (5) persons listed as candidates for a position on the Board of Directors; (ii) as to Proposal No. 2, the Proxy confers authority to vote “FOR” the ratification of McConnell & Jones, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015; (iii) as to Proposal No. 3, the Proxy confers authority to vote “FOR” the the amendment to increase the number of shares of common stock available for issuance under the 2010 Employee Stock Plan from 1,350,000 to 1,650,000; (iv) as to Proposal No. 4 the Proxy confers authority to vote “FOR” the approval to issue [_____________] [approx. 1,000,000] shares of our common stock in connection with our acquisition of RTCW, LLC f/k/a SharpSpring, LLC assets for purposes of Nasdaq Listing Rule 5635; and (v); as to any other business which comes before the Annual Meeting, the Proxy confers authority to vote in the Proxy holder’s discretion.

The Company’s Board of Directors believes that a favorable vote for each candidate for a position on the Board of Directors and for all other matters described in the attached Notice of Annual Meeting of Stockholders and Proxy Statement is in the best interest of the Company and its stockholders and recommends a vote “FOR” all candidates and all other matters. Accordingly, we urge you to review the accompanying material carefully and to return the enclosed Proxy promptly.

Your vote is important and we encourage you to vote promptly. For record holders, whether or not you are able to attend the Annual Meeting in person, please follow the instructions contained in the Notice on how to vote via via email, facsimile, or request a paper proxy card to complete, sign and return by mail so that your shares may be voted. If your shares are held in the name of a broker, bank or other holder of record, follow the voting instructions you receive from the holder of record to vote your shares.

Thank you for your investment and continued interest in SharpSpring, Inc.

/s/ Semyon Dukach

Semyon Dukach,

Chair of the Board of Directors

SHARPSPRING, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD TUESDAY, MAY 17, 2016

To our Stockholders:

Notice is hereby given that the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of SharpSpring, Inc. (the “Company”) will be held at 10:00 a.m. (Eastern Time) on Tuesday, May 17, 2016 at 304 West University Avenue, Gainesville, FL 32601, for the following purposes:

1.	To elect five (5) Directors to the Board of Directors to serve until the 2017 Annual Meeting of Stockholders or until their successors have been duly elected or appointed and qualified;

2.	To ratify the appointment McConnell & Jones, LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016;

3.	To approve an amendment to paragraph 4 of the Company’s 2010 Employee Stock Plan (the “Plan”) to increase the number of shares of common stock available for issuance under the Plan from 1,350,000 to 1,650,000;

4.	To approve the issuance of [_____________] [approx. 1,000,000] shares of our common stock in connection with our acquisition of RTCW, LLC f/k/a SharpSpring, LLC assets for purposes of Nasdaq Listing Rule 5635; and

5.	To consider and take action upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on April 4, 2016, as the Record Date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

For a period of 10 days prior to the Annual Meeting, a stockholders list will be kept at the Company’s office and shall be available for inspection by stockholders during usual business hours. A stockholders list will also be available for inspection at the Annual Meeting.

Your attention is directed to the accompanying Proxy Statement for further information regarding each proposal to be made.

STOCKHOLDERS UNABLE TO ATTEND THE MEETING IN PERSON ARE URGED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND FAX, EMAIL OR MAIL IT IN THE ENCLOSED STAMPED, SELF-ADDRESSED ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU SIGN AND RETURN YOUR PROXY WITHOUT SPECIFYING YOUR CHOICES IT WILL BE UNDERSTOOD THAT YOU WISH TO HAVE YOUR SHARES VOTED IN ACCORDANCE WITH THE DIRECTORS’ RECOMMENDATIONS. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY, IF YOU DESIRE, REVOKE YOUR PROXY AND VOTE IN PERSON.

By Order of the Board of Directors

/s/ Semyon Dukach

Semyon Dukach,

Chair of the Board of Directors

April [__], 2016

PROXY STATEMENT

2016 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors (the “Board of Directors” or “Board”) of SharpSpring, Inc. of proxies to be voted at the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) that will be held at at 10:00 a.m. (Eastern Time) on Tuesday, May 17, 2016 at 304 West University Avenue, Gainesville, FL 32601 and at any adjournments thereof (the “Annual Meeting”). In this Proxy Statement, SharpSpring, Inc. is referred to as “we,” “us,” “our,” or “Company” unless the context indicates otherwise. The Annual Meeting has been called to consider and take action on the following proposals: (i) to elect five (5) Directors to the Board of Directors; (ii) to ratify the appointment of McConnell & Jones, LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016; (iii) to approve an amendment to increase the number of shares of common stock available for issuance under the 2010 Employee Stock Plan from 1,350,000 to 1,650,000; (iv) to approve the issuance of [_____________] [approx. 1,000,000] shares of our common stock in connection with our acquisition of RTCW, LLC f/k/a SharpSpring, LLC assets for purposes of Nasdaq Listing Rule 5635; and (v) to consider and take action upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

The Board of Directors knows of no other matters to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the proxy will vote on such other matters and/or for other nominees in accordance with their best judgment. The Company’s Board of Directors recommends that the stockholders vote in favor of each of the Director Nominees and each of the proposals. Only holders of record of Common Stock of the Company at the close of business on April 4, 2016 (the “Record Date”) will be entitled to vote at the Annual Meeting.

The principal executive offices of our Company are located at 304 West University Avenue, Gainesville, FL 32601, and our telephone number is 877-705-9362. The approximate date on which this Proxy Statement, the proxy card and other accompanying materials are first being sent or given to stockholders is April [__], 2016. A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (“Annual Report”) is enclosed with these materials, but should not be considered proxy solicitation material. As is the practice of many other companies, the Company will begin to provide proxy materials by a “notice and access” process through the Internet. Those stockholders who wish to receive paper proxy materials may request them. This process will be available commencing after our 2016 Annual Meeting.

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INFORMATION CONCERNING SOLICITATION AND VOTING

Why did I receive this Proxy Statement?

Our Board of Directors is soliciting your proxy to vote at the Annual Meeting because you were a stockholder of record at the close of business on April 4, 2016 (the “Record Date”), and are entitled to vote at the meeting. The Company has delivered this Proxy Statement and the Annual Report, along with either a proxy card or a voting instruction card to you by mail beginning on or about April [__], 2016. This Proxy Statement summarizes the information you need to know to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares.

Who can attend the Annual Meeting?

All stockholders as of the Record Date, or their duly appointed proxies, may attend.

What do I need to be admitted to the Annual Meeting?

In order to be admitted to the Annual Meeting, a stockholder must present proof of ownership of SharpSpring, Inc. common stock on the Record Date. Any holder of a proxy from a stockholder must present the proxy card, properly executed. If your shares are held in the name of a bank, broker or other holder of record, you must present proof of your ownership, such as a bank or brokerage account statement, to be admitted to the meeting. All stockholders must also present a form of personal identification in order to be admitted to the meeting.

What am I being asked to vote on at the meeting?

We are asking our stockholders to elect directors, ratify the appointment of our independent registered public accounting firm, approve an amendment to our 2010 Employee Stock Plan, and approve the issuance of shares of our common stock in connection with our asset acquisition.

Who is entitled to vote?

Stockholders as of the close of business on the Record Date are entitled to vote. Each stockholder is entitled to one vote for each share of common stock held on the Record Date. Stockholders are not entitled to cumulative voting. Nasdaq Listing Rules preclude the following stockholders from casting votes on Proposal No. 4:

●	RCTW, LLC, which holds 545,455 shares of common stock (7% of our total outstanding shares) and is controlled by Richard Carlson, our Chief Executive Officer and President and one of our directors
●	Special Situations Technology Fund, L.P., which holds 36,364 shares of common stock (0.49% of our total outstanding shares)
●	Special Situations Technology Fund II, L.P., which holds 145,455 shares of common stock (1.99% of our total outstanding shares)
●	Special Situations Private Equity Fund, L.P., which holds 109,090 shares of common stock (1.49% of our total outstanding shares)
●	Bard Associates, which holds 69,860 shares of common stock (0.95% of our total outstanding shares)

How many votes are needed for approval of each item?

Proposal Number 1. Directors will be elected by a plurality of the votes cast in person or by proxy, meaning the five nominees receiving the most votes will be elected as directors. Stockholders are not entitled to cumulative voting with respect to the election of directors.

Proposal Number 2. The appointment of our independent registered public accounting firm will be ratified if a majority of the votes present in person or by proxy and entitled to vote on the matter vote in favor of the proposal.

Proposal Number 3. The amendment to our 2010 Employee Stock Plan will be approved if the holders of a majority of the outstanding shares of common stock entitled to vote in person or by proxy and entitled to vote on the matter vote in favor of the proposal.

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Proposal Number 4. The the issuance of shares of our common stock in connection with our asset acquisition will be approved if the holders of a majority of the outstanding shares of common stock entitled to vote in person or by proxy and entitled to vote on the matter vote in favor of the proposal.

Abstentions and broker non-votes will be treated as shares that are present, or represented and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting. Abstentions will not be counted in determining the number of votes cast in connection with any matter presented at the Annual Meeting. Broker non-votes will not be counted as a vote cast on any matter presented at the Annual Meeting.

What constitutes a quorum?

As of the Record Date, [7,283,787] shares of our common stock were issued and outstanding. The presence, either in person or by proxy, of the holders of a majority of the shares entitled to vote at the Annual Meeting is necessary to constitute a quorum for the Annual Meeting. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

How do I vote?

Record Holders: Stockholders may vote in person at the Annual Meeting or by proxy via the proxy card, as instructed on the proxy card. If you will be returning your vote by use of the proxy card, indicate your voting preferences on the proxy card, sign and date it, and return it via facsimile, email or in the prepaid envelope provided with this Proxy Statement. If you return a signed proxy card but do not indicate your voting preferences, the proxies named in your proxy card will vote FOR all proposals on your behalf. You have the right to revoke your proxy any time before the meeting by (1) notifying the Company’s Secretary, or (2) returning a later-dated proxy. You may also revoke your proxy by voting in person at the meeting.

If you hold your shares in “street name”: Your broker, bank or other nominee will ask for your instructions, generally by means of a voting instruction form. If you do not provide voting instructions to your broker or other nominee, your shares will not be voted on any proposal on which your broker or other nominee does not have discretionary authority to vote.

If your shares are held in the name of a bank or brokerage firm, you must obtain a proxy, executed in your favor, from the bank or broker, to be able to vote at the meeting.

What is the difference between being a “record holder” and “holding shares in street name?”

Most stockholders of the Company hold their shares through in a stock brokerage account or by a Nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Record Holders: If your shares are registered directly in your name with our Company’s transfer agent, Interwest Transfer Company, you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you by the Company. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use.

If you hold your shares in “street name”: If your shares are held in a stock brokerage account or by a Nominee, you are considered the beneficial owner of the shares which are held in “street name” and these proxy materials are being forwarded to you by your Nominee, who is considered the stockholder of record with respect to these shares. As the beneficial owner, you have the right to direct your Nominee on how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you request, complete and deliver a legal proxy from your Nominee. Your Nominee has enclosed a voting instruction card for you to use in directing the Nominee how to vote your shares.

What happens if I return my signed proxy card but forget to indicate how I want my shares of common stock voted?

If you sign, date and return your proxy and do not mark how you want to vote, your proxy will be counted as a vote “FOR” all of the nominees for directors and “FOR” all of the other proposals.

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What happens if I do not instruct my broker how to vote or if I mark “abstain” or “withhold authority” on the proxy?

If you mark your proxy “abstain” or “withhold authority,” your vote will have the same effect as a vote against the proposal or the election of the applicable director. If you do not instruct your broker how to vote, your broker may vote for you on “routine” proposals but not on “non-routine” proposals. The ratification of our auditor is considered routine, but the election of directors and the other proposals to be voted on at the Annual Meeting are non-routine. Therefore, if you do not vote on the election of directors or provide voting instructions, your broker will not be allowed to vote your shares. Broker non-votes with respect to a matter will not be considered as present and entitled to vote with respect to that matter and thus will have no effect on the vote for that matter.

Can I change my voting instructions before the meeting?

Proxies given by stockholders of record for use at the Annual Meeting may be revoked at any time prior to the exercise of the powers conferred. In addition to revocation in any other manner permitted by law, stockholders of record giving a proxy may revoke the proxy by an instrument in writing, executed by the stockholder or his or her attorney authorized in writing or, if the stockholder is a corporation, by an officer or attorney thereof duly authorized, and deposited either at the corporate headquarters of the Company at any time up to and including the last business day preceding the day of the Annual Meeting, or any adjournments thereof, at which the proxy is to be used, or with the chairman of such Annual Meeting on the day of the Annual Meeting or adjournments thereof, and upon either of such deposits the proxy is revoked. If your shares are held in the name of a bank or brokerage firm, you must obtain a proxy, executed in your favor, from the bank or broker, to be able to vote at the meeting.

Method of Counting Votes

Unless a contrary choice is indicated, all duly executed proxies will be voted in accordance with the instructions set forth on the proxy card. A broker non-vote occurs when a broker holding shares registered in street name is permitted to vote, in the broker’s discretion, on routine matters without receiving instructions from the client, but is not permitted to vote without instructions on non-routine matters, and the broker returns a proxy card with no vote (the “non-vote”) on the non-routine matter. Under the rules and regulations of the primary trading markets applicable to most brokers, the ratification of the appointment of auditors is a routine matter on which a broker has the discretion to vote if instructions are not received from the client in a timely manner, and election of directors and the other remaining proposals are non-routine matters which requires the broker’s client to provide the broker with voting instructions. Abstentions will be counted as present for purposes of determining a quorum but will not be counted for or against the election of directors or any other proposals.

As to Item 1, the Proxy confers authority to vote for all of the five persons listed as candidates for a position on the Board of Directors even though the block in Item 1 is not marked unless “For All Except” is marked and the number(s) of the nominee(s) are written on the line below. The Proxy will be voted FOR Items 2-4 unless AGAINST or ABSTAIN is indicated. If any other business is presented at the meeting, the Proxy shall be voted in accordance with the recommendations of the Board of Directors.

Who will count the vote?

Edward Lawton, our chief financial officer, will tabulate the votes and act as inspector of election at the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

We intend to publish the final results in a current report on Form 8-K within four business days after the end of the Annual Meeting.

What does it mean if I get more than one proxy card?

It means that you hold shares registered in more than one account. You must return all proxies to ensure that all of your shares are voted.

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How many copies of the Proxy Statement or Annual Report to Stockholders will I receive if I share my mailing address with another security holder?

Unless we have been instructed otherwise, we are delivering only one Proxy Statement or Annual Report to Stockholders to multiple security holders sharing the same address. This is commonly referred to as “householding.” We will however, deliver promptly a separate copy of the Proxy Statement or Annual Report to Stockholders to a security holder at a shared address to which a single copy of such documents was delivered, on written or oral request. Requests for copies of the Proxy Statement or Annual Report to Stockholders or requests to cease householding in the future should be directed to Investor Relations, SharpSpring, Inc., 304 West University Avenue, Gainesville, FL 32601. Telephone 877-705-9362. If you share an address with another stockholder and wish to receive a single copy of these documents, instead of multiple copies, you may direct this request to us at the address or telephone number listed above. Stockholders who hold shares in “street name” may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

How can I obtain additional proxy materials or other Company materials?

The proxy materials and Annual Report included in this package, along with the Company’s other SEC filings, are available on the internet under the “Investors” page of the Company’s website at http://sharpspring.com/. Additionally, any stockholder desiring additional proxy materials, a copy of any other document incorporated by reference in this Proxy Statement, or a copy of the Company’s bylaws should contact Investor Relations, SharpSpring, Inc., 304 West University Avenue, Gainesville, FL 32601. Telephone 877-705-9362.

Who pays for the cost of this proxy solicitation?

The Company pays for the cost of soliciting proxies on behalf of the Board of Directors. The Company also will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy material to beneficial owners. Proxies may be solicited by mail, telephone, other electronic means or in person. Proxies may be solicited by directors, officers and regular, full-time employees of the Company, none of whom will receive any additional compensation for their services.

Who are the largest principal stockholders?

See “Security Ownership of Certain Beneficial Owners” elsewhere in this Proxy Statement for a table setting forth each owner of greater than 5% of the Company’s common stock as of the Record Date.

What percentages of stock do the directors and officers own?

Together, they own approximately 43% of our Company common stock as of the Record Date. For information regarding the ownership of our common stock by management, see the section entitled “Security Ownership of Management” elsewhere in this Proxy Statement.

Do I have dissenters’ rights of appraisal?

Under Delaware General Corporation Law, our stockholders are not entitled to appraisal rights with respect to any of the items proposed to be voted upon at the Annual Meeting.

Where can I find general information about the Company?

General information about us can be found on our website at http://sharpspring.com/. The information on our website is for informational purposes only and should not be relied upon for investment purposes. The information on our website is not incorporated by reference into this Proxy Statement and should not be considered part of this or any other report that we file with the Securities and Exchange Commission (“SEC”). We make available free of charge, either by direct access on our website or a link to the SEC’s website, our Annual Report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as soon as reasonably practicable after such reports are electronically filed with, or furnished to, the SEC. Our reports filed with, or furnished to, the SEC are also available directly at the SEC’s website at www.sec.gov.

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ALL PROXIES RECEIVED WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED ON SUCH PROXIES. PROXIES WILL BE VOTED IN FAVOR OF EACH DIRECTOR NOMINEEE AND FOR A PROPOSAL IF NO CONTRARY SPECIFICATION IS MADE. ALL VALID PROXIES OBTAINED WILL BE VOTED AT THE DISCRETION OF THE PERSONS NAMED IN THE PROXY WITH RESPECT TO ANY OTHER BUSINESS THAT MAY COME BEFORE THE ANNUAL MEETING.

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INFORMATION REGARDING DIRECTORS, EXECUTIVE

OFFICERS AND CORPORATE GOVERNANCE

Board of Directors

Our bylaws provide that the number of directors is determined by resolution of the Board of Directors. Our Board of Directors currently consists of five directors. Each director is elected to serve a one (1) year term until the next annual meeting of stockholders and until the election and qualification of his or her successor or his or her earlier resignation or removal.

The names of our directors, including the five nominees to be elected at the Annual Meeting, and certain information about each of them are set forth below.

Identity and Business Experience of Directors

Name	Age	Year First Elected Director
Semyon Dukach	47	2002
Richard Carlson	43	2015
John L. Troost	48	2010
Vadim Yasinovsky	56	2010
David A. Buckel	55	2014

Semyon Dukach. Semyon Dukach has been Chair of the Board of Directors since October 2002. On November 7, 2014 the Board of Directors changed the status of the position of Chair of the Board of Directors from executive status to non-executive status. Mr. Dukach was our Chief Executive Officer from October 2002 until June 13, 2012 and our principal executive officer, principal accounting officer and Secretary from October 2002 to March 5, 2013. In addition to his role as Chair of the Board of Directors for SharpSpring, Mr. Dukach also currently serves as Managing Director of Techstars in Boston. Mr. Dukach is also a board member of Global Cycle Solutions, Inc. and Terrafugia, Inc. Previously, Mr. Dukach founded GottaFlirt, Inc., Vert, Inc. and Fast Engines, Inc. He was a Senior Vice President at Adero, Inc. after it acquired Fast Engines, Inc. from him in 2000 and he was also a Senior Vice President at North American Media Engines from 1995 to 1997. Mr. Dukach received his undergraduate degree from Columbia University in Computer Science and his Masters degree from MIT, where he authored the Simple Network Payment Protocol, which was one of the earliest ways to transfer money on the Internet. While at MIT, Mr. Dukach published early research on electronic commerce in 1992 and on virtual worlds in 1989. While attending MIT, Mr. Dukach was a member of the MIT Blackjack Team which successfully used card counting techniques to beat casinos at blackjack. Mr. Dukachs’ qualifications to serve on our Board of Directors include his knowledge of our Company and the email services industry and his years of leadership at our Company.

Richard A. Carlson. Richard Carlson has been a director and has served as the Company’s Chief Executive Officer and President since October 1, 2015. From August 1, 2015 to October 1, 2015, he served as President of the Company. From August 15, 2014 until August 1, 2015, he served as the President of SharpSpring Technologies, Inc., our wholly owned subsidiary. Mr. Carlson founded RCTW, LLC (fka SharpSpring, LLC) in December 2011 and served as its President until it was acquired by the Company on August 15, 2014. From April 2009 to December 2011, he served as the Managing Director of US Operations for Panda Security, an international internet security software company. Mr. Carlson’s qualifications to serve on our Board of Directors include his knowledge of marketing automation technology, email technology, marketing strategies, as well as his general leadership skills.

John L. Troost. John L. Troost has been a director since July 2010. Since April 2010, Mr. Troost has served as President and Chief Technology Officer at Virtual Clarity, and from 2003 to February 2010, he was the Head of Platform Design and Core Technology Architecture at UBS, AG. Previously, he served as managing partner at Surgam Technology Partners, Chief Technology Officer at NAME, Inc., Manager of Systems and Network Engineering at Moore Capital Management and Senior Systems Administrator at Lehman Brothers. Mr. Troost is a contributor to the development of the original standards for email attachments (MIME standard RFC). Mr. Troost has a degree from Columbia University. Mr. Troost’s qualifications to serve on our Board of Directors include his previous public company board experience, knowledge of email service and cloud technology, and expertise in technology-enabled business innovation.

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Vadim Yasinovsky. Vadim Yasinovsky has been a director since July 2010. Since January 2008 Mr. Yasinovsky has served as the CEO of PDFFiller.com. Previously, he served as the Chief Technology Officer at FurnitureFan.com, an owner at ClearWeb.com and President and CEO of Clear Software, Inc. which was sold to SPSS, Inc. Mr. Yasinovsky’s qualifications to serve on our Board of Directors include his knowledge of software design and development, strategic technology evaluation and technology innovation.

David A. Buckel. David A. Buckel has been a director since January 2014. Since November 2007 to present, Mr. Buckel has served as a Partner at BVI Ventures, a professional services firm that provides experienced, C-Suite professionals to deliver strategic and functional consulting services to both private and small public technology companies. Mr. Buckel has hands-on experience creating accounting and control systems and processes, financial statements, financial and operating metrics, dashboards, cash flow forecast, budget processes, trend analysis and dealing with auditors. Also, from 2011 to present, Mr. Buckel has served as a Mentor at the USF Student Innovation Incubator, which is administered by the USF Research Foundation, Inc. Mr. Buckel holds an M.B.A in Finance and Operations Management from Syracuse University and a B.S. in Accounting from Canisius College. Mr. Buckel’s qualifications to serve on our Board of Directors include a strong background and skill set in areas relating to board service, finance and management.

During the past ten years, none of our directors have been involved in any of the proceedings described in Item 401(f) of Regulation S-K.

Transactions with Related Persons

On August 15, 2014, we acquired substantially all the assets and assumed the liabilities of RCTW, LLC (“RCTW”) f/k/a SharpSpring, LLC, a Delaware limited liability company for a cash payment of $5,000,000 plus potential earn out consideration of $10,000,000 that was contingent on the SharpSpring product achieving certain levels of revenue in 2015. The earn out consideration was scheduled to be paid 60% in cash and 40% in stock following the audit of the 2015 consolidated financial statements. However, during May 2015, the Company and RCTW agreed that the earn out consideration would be paid in its entirety, with a portion of the cash-based earn out paid early in a cash and stock transaction. During this May 2015 transaction, the Company paid $2,000,000 in cash to RCTW and issued RCTW 545,455 shares in lieu of cash to settle an additional $3,000,000 of the original cash-based earn out liability. As of December 31, 2015, the remaining payment due for the SharpSpring assets was $5,000,000, which consisted of $1,000,000 million in cash and $4,000,000 million in stock. On [April 6, 2016] the Company will pay the $1,000,000 cash portion. The Company will issue [_____________] [approx. 1,000,000] shares of common stock as full payment of the $4,000,000 stock portion during May or June 2016, so long as we receive stockholder approval to issue the [_____________] [approx. 1,000,000] shares pursuant to Proposal No. 4 to be voted on at the Annual Meeting. If we do not receive stockholder approval, we will be obligated to immediately pay [approximately ____%] of the stock portion in cash. Mr. Richard A. Carlson, our Chief Executive Officer and President and a director, currently serves as RCTW’s president, holds a 33.8% ownership stake in RCTW, and is entitled to that proportionate amount of any earn-out consideration to be paid in connection with our Company’s acquisition of the RCTW assets. At no time prior to August 15, 2014, was Mr. Carlson a “related person” as defined in Item 404 of Regulation S-K. Nasdaq Listing Rules preclude RCTW from casting a vote on Proposal No. 4 at the Annual Meeting.

On October 17, 2014, we acquired 100% of the equity interest owned, directly or indirectly, in GraphicMail group companies (“GraphicMail”) consisting of InterInbox SA, a Swiss corporation, ERNEPH 2012A (Pty) Ltd. dba ISMS, a South African limited company, ERNEPH 2012B (Pty) Ltd. dba GraphicMail South Africa, a South African limited company, and Quattro Hosting LLC, a Delaware limited liability company. The acquisition consideration consisted of $5.3 million, $2.6 million of which was paid in cash and $2.7 million of which was paid in stock, plus potential earn out consideration of $0.8 million based on achieving certain revenue levels in 2015. Assuming the revenue targets are met, the earn-out consideration will be paid 50% in cash and 50% in stock. On October 17, 2014, the Company issued 423,426 unregistered shares of common stock which represents the $2.7 million portion of the consideration. Based on 2015 performance, the Company determined that a portion of the GraphicMail earn out had been met. On March 16, 2016, the Company paid the earn out to the former GraphicMail shareholders in the form of $207,929 in cash and 53,924 shares of stock, representing a total payment of approximately $415,858 for the earn out. Mr. Nicholas Eckert, the President of the GraphicMail Group companies and one of our executive officers, directly and indirectly held a 35% ownership stake in GraphicMail and is entitled to that proportionate amount of the earn-out consideration to be paid in connection with the GraphicMail acquisition. At no time prior to October 17, 2014 was Mr. Eckert a “related person” as defined in Item 404 of Regulation S-K.

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Since acquiring SharpSpring in August 2014, Richard Carlson’s brother-in-law, James Morgan, has been employed by the Company. During 2015, as Director of Sales, Mr. Morgan’s total compensation earned including base salary, commissions, bonus and equity compensation for Mr. Morgan approximated $150,000. The compensation package for Mr. Morgan is highly variable based on new sales and is comparable to industry standards. Mr. Morgan is entitled to participate in other employment benefits that are standard for all Company employees.

Policies and Procedures for Related-Party Transactions

Our Audit Committee considers and approves or disapproves any related person transaction as required by NASDAQ regulations.

Corporate Governance

Code of Ethics and Business Conduct

Our Company has adopted a Code of Ethics and Business Conduct which constitutes a “code of ethics” as defined by applicable SEC rules and a “code of conduct” as defined by applicable NASDAQ rules. Our Code of Ethics and Business Conduct applies to all of the Company’s employees, including its principal executive officer, principal accounting officer, and our Board of Directors. A copy of this Code is available for review on the the “Investors” page of the Company’s website at http://sharpspring.com/. Requests for a copy of the Code of Ethics and Business Conduct should be directed to Investor Relations, SharpSpring, Inc., 304 West University Avenue, Gainesville, FL 32601. The Company intends to disclose any changes in or waivers from its Code of Ethics and Business Conduct by posting such information on its website or by filing a Form 8-K.

The proxy materials and Annual Report included in this package, along with the Company’s other SEC filings, are available on the internet under the “Investors” page of the Company’s website at http://sharpspring.com/. Additionally, any stockholder desiring additional proxy materials, a copy of any other document incorporated by reference in this Proxy Statement, or a copy of the Company’s bylaws should contact Investor Relations, SharpSpring, Inc., 304 West University Avenue, Gainesville, FL 32601. Telephone 877-705-9362.

Director Independence

Applicable NASDAQ rules require a majority of a listed company’s board of directors to be comprised of independent directors. In addition, the NASDAQ rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act. Under applicable NASDAQ rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries.

In April 2016, our Board of Directors undertook a review of the composition of our Board of Directors and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our Board of Directors has determined that each of Vadim Yasinovsky, John L. Troost, and David A. Buckel are “independent directors” as defined under applicable NASDAQ Stock Market Rules and Exchange Act Rules. In making such determination, our Board of Directors considered the relationships that each such non-employee director has with our Company and all other facts and circumstances that our Board of Directors deemed relevant in determining his independence, including the beneficial ownership of our capital stock by each non-employee director. The two members of our Board of Directors who are not “independent” are Semyon Dukach and Richard Carlson.

There are no family relationships between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

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Board Committees

Our Board of Directors has established the committees described below and may establish others from time to time. The charters for each of our committees are described below and are available on the Company’s website http://sharpspring.com/.

Audit Committee

We have a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. Our Audit Committee is comprised of Vadim Yasinovsky, John L. Troost, and David A. Buckel. Mr. Buckel is the chairperson of the committee. Each member of the Audit Committee is “independent” within the meaning of Rule 10A-3 under the Exchange Act and the NASDAQ Stock Market Rules. Our Board of Directors has designated David A. Buckel as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. The Audit Committee’s purpose and power shall be, to the extent permitted by law, to (a) retain, oversee and terminate, as necessary, the auditors of the Company, (b) oversee the Company’s accounting and financial reporting processes and the audit and preparation of the Company’s financial statements, (c) exercise such other powers and authority as are set forth in the Charter of the Audit Committee of the Board of Directors, and (d) exercise such other powers and authority as shall from time to time be assigned thereto by resolution of the Board of Directors.

The Audit Committee also has the power to investigate any matter brought to its attention within the scope of its duties. It also has the authority to retain counsel and advisors to fulfill its responsibilities and duties. During our last fiscal year, our Audit Committee held four meetings and acted by unanimous consent four times.

Compensation Committee

Our Compensation Committee is comprised of Vadim Yasinovsky, John L. Troost, and David A. Buckel. Mr. Yasinovsky is the chairperson of the committee. Our Board of Directors has determined that each member of the Compensation Committee is an independent director for compensation committee purposes as that term is defined in the applicable rules of NASDAQ and the Exchange Act, is a “non-employee director” within the meaning of Rule 16b-3(d)(3) promulgated under the Exchange Act and is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code, as amended. The Compensation Committee’s purpose and powers are to (a) review and approve the compensation of the chief executive officer of the Company and such other employees of the Company as are assigned thereto by the Board of Directors and to make recommendations to the Board of Directors with respect to standards for setting compensation levels, (b) exercise such other powers and authority as are set forth in a charter of the Compensation Committee of the Board of Directors, and (c) exercise such other powers and authority as shall from time to time be assigned thereto by resolution of the Board of Directors.

Our Compensation Committee has the authority to delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as the Committee may deem appropriate in its sole discretion. If the Committee elects to delegate any authority to a subcommittee, the subcommittee shall be comprised of at least two members who qualify as “non-employee directors” for the purposes of Rule 16b-3 under the Exchange Act, and as “outside directors” for the purposes of Section 162(m) of the Internal Revenue Code, as amended. The Committee is not precluded from accepting solely recommendations from executive officers regarding the amount or form of executive and director compensation.

The Compensation Committee also has the power to investigate any matter brought to its attention within the scope of its duties. It also has the authority to retain counsel and advisors to fulfill its responsibilities and duties. During our last fiscal year, our Compensation Committee held four meetings and acted by unanimous consent five times.

Compensation Committee Interlocks and Insider Participation

Neither of Vadim Yasinovsky, John L. Troost or David A. Buckel is an officer or employee of our Company. None of our executive officers currently serves, or in the past year has served, as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or compensation committee.

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Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is comprised of Vadim Yasinovsky, John L. Troost, and David A. Buckel. Mr. Troost is the chairperson of the committee. Our Board of Directors has determined that each of the committee members is an independent director for Nominating and Corporate Governance Committee purposes as that term is defined in the applicable rules of NASDAQ and the Exchange Act. The Nominating and Corporate Governance Committee’s purpose and powers are to: (a) identify potential qualified nominees for director and recommend to the Board of Directors for nomination candidates for the Board of Directors, (b) develop the Company’s corporate governance guidelines and additional corporate governance policies, (c) exercise such other powers and authority as are set forth in a charter of the Nominating and Corporate Governance Committee of the Board of Directors, and (d) exercise such other powers and authority as shall from time to time be assigned thereto by resolution of the Board of Directors.

The Nominating and Corporate Governance Committee also has the power to investigate any matter brought to its attention within the scope of its duties. It also has the authority to retain counsel and advisors to fulfill its responsibilities and duties. During our last fiscal year, our Nominating and Corporate Governance Committee held four meetings and acted by unanimous consent two times.

All of our director nominees have expressed their willingness to continue to serve as our directors. When new candidates for our Board of Directors are sought, all of our directors evaluate each candidate for nomination as director within the context of the needs and the composition of the Board of Directors as a whole. The Board of Directors conducts any appropriate and necessary inquiries into the backgrounds and qualifications of candidates. When evaluating director nominees, our Board of Directors generally seeks to identify individuals with diverse, yet complementary backgrounds. Our directors consider both the personal characteristics and experience of director nominees, including each nominee’s independence, diversity, age, skills, expertise, time availability and industry background in the context of the needs of the Board of Directors and the Company. The Board of Directors believes that director nominees should exhibit proven leadership capabilities and experience at a high level of responsibility within their chosen fields, and have the experience and ability to analyze business and/or scientific issues facing our Company. In addition to business expertise, the Board of Directors requires that director nominees have the highest personal and professional ethics, integrity and values and, above all, are committed to representing the long-term interests of our stockholders and other stakeholders. To date, all new candidates have been identified and recommended by members of our Board of Directors, including management and non-management directors, our principal executive officer, and other executive officers, and we have not paid any fee to a third party to assist in the process of identifying or evaluating director candidates.

Our directors will consider candidates for nomination as director who are recommended by a stockholder and will not evaluate any candidate for nomination for director differently because the candidate was recommended by a stockholder. To date, we have not received or rejected any suggestions for a director candidate recommended by any stockholder or group of stockholders owning more than 5% of our common stock.

When submitting candidates for nomination to be elected at our annual meeting of stockholders, stockholders should follow the following notice procedures and comply with applicable provisions of our bylaws. To consider a candidate recommended by a stockholder for nomination at the 2017 Annual Meeting of Stockholders, the recommendation must be delivered or mailed to and received by our Secretary within the time periods discussed elsewhere in this Proxy Statement under the heading “Stockholder Proposals for 2017 Annual Meeting.” The recommendation must include the information specified in our bylaws for stockholder nominees to be considered at an annual meeting, along with the following:

●	The stockholder’s name and address and the beneficial owner, if any, on whose behalf the nomination is proposed;
●	The stockholder’s reason for making the nomination at the annual meeting, and the signed consent of the nominee to serve if elected;
●	The number of shares owned by, and any material interest of, the record owner and the beneficial owner, if any, on whose behalf the record owner is proposing the nominee;
●	A description of any arrangements or understandings between the stockholder, the nominee and any other person regarding the nomination; and
●	Information regarding the nominee that would be required to be included in our Proxy Statement by the rules of the Securities and Exchange Commission, including the nominee’s age, business experience for the past five years and any other directorships held by the nominee.

The information listed above is not a complete list of requisite information. The secretary will forward any timely recommendations containing the required information to our independent directors for consideration.

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No material changes to the procedures by which our stockholders may recommend nominees to our Board of Directors has occurred since we last provided disclosure regarding these procedures in our Definitive Schedule 14C filed on April 30, 2015.

Board Leadership Structure

Our bylaws provide the Board of Directors with flexibility to combine or separate the positions of Chair of the Board of Directors and Principal Executive Officer in accordance with its determination that utilizing one or the other structure is in the best interests of our Company. Our current structure is that of separate Principal Executive Officer and Chair of the Board of Directors. Richard Carlson serves as our Principal Executive Officer and is responsible for the day-to-day operation of our Company. Semyon Dukach serves as our Chair of the Board of Directors, which is a non-executive position. Mr. Dukach is not an independent director as a result of his stock holdings in our Company. Mr. Dukach is responsible for performing a variety of functions related to our corporate leadership and governance, including steering the direction of the Company, coordinating board activities, setting relevant items on the agenda and ensuring adequate communication between the Board of Directors and management, which he does in conjunction with the independent directors. Our Board of Directors has determined that maintaining the independence of a majority of our directors helps maintain its independent oversight of management.

Risk Oversight

The Board oversees risk management directly and through its committees associated with their respective subject matter areas. Generally, the Board oversees risks that may affect the business of the Company as a whole, including operational matters. The Audit Committee is responsible for oversight of the Company’s accounting and financial reporting processes and also discusses with management the Company’s financial statements, internal controls and other accounting and related matters. The Compensation Committee oversees certain risks related to compensation programs and the Nominating and Corporate Governance Committee oversees certain corporate governance risks. As part of their roles in overseeing risk management, these Committees periodically report to the Board regarding briefings provided by management and advisors as well as the Committees’ own analysis and conclusions regarding certain risks faced by the Company. Management is responsible for implementing the risk management strategy and developing policies, controls, processes and procedures to identify and manage risks. The interaction with management occurs not only at formal board and committee meetings, but also through periodic and other written and oral communications.

Stockholder Communications with the Board

Stockholders who desire to communicate with the Board of Directors, or a specific director, may do so by sending the communication addressed to either the Board of Directors or any director, c/o SharpSpring, Inc., 304 West University Avenue, Gainesville, FL 32601. These communications will be delivered directly to the Board, or any individual director, as specified.

Board Meetings and Committees; Annual Meeting Attendance

During our last fiscal year, our Board of Directors held four board meetings. Each current director attended at least 75% of the total number of board meetings and their respective committee meetings of the board held during our last fiscal year. The Board of Directors acted at various times by unanimous written consent, as authorized by our bylaws and the Delaware General Corporation Law.

Our Company has no policy with regard to Board members’ attendance at our annual meetings of security holders. One board member attended our 2015 annual meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater-than-ten percent stockholders are required by SEC regulations to furnish us with all Section 16(a) forms they file. To the best of our knowledge, based solely upon a review of Forms 3 and 4 and amendments thereto furnished to our Company during its most recent fiscal year and Forms 5 and amendments thereto furnished to our Company with respect to its most recent fiscal year, and any written representation referred to in paragraph (b)(1) of Item 405 of Regulation S-K, all of our executive officers, directors and greater-than-ten percent stockholders complied with all Section 16(a) filing requirements.

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AUDIT COMMITTEE REPORT

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Audit Committee Report by reference therein.

Role of the Audit Committee

The Audit Committee’s primary responsibilities are generally as follows:

1.	To retain, oversee and terminate, as necessary, the auditors of the Company;
2.	To oversee the Company’s accounting and financial reporting processes and the audit and preparation of the Company’s financial statements;
3.	To exercise such other powers and authority as are set forth in the Charter of the Audit Committee of the Board of Directors; and
4.	To exercise such other powers and authority as shall from time to time be assigned thereto by resolution of the Board of Directors.

The Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Committee’s charter. In overseeing the preparation of the Company’s financial statements, the Committee met with management and the Company’s outside auditors, including meetings with the outside auditors without management present, to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and the outside auditors. The Committee’s review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

The Committee has received the written disclosures and the letter from the Company’s outside auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the outside auditor’s communications with the Committee concerning independence, and has discussed with the outside auditors the outside auditor’s independence.

Recommendations of the Audit Committee. In reliance on the reviews and discussions referred to above, the Committee recommended to the Board that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, for filing with the SEC.

This Audit Committee Report has been furnished by the Audit Committee of the Board of Directors.

David A. Buckel, Chairman

John L. Troost

Vadim Yasinovsky

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Executive Officers

Identity of Executive Officers and Significant Employees

Name	Age	Position
Richard A. Carlson	43	Chief Executive Officer and President (principal executive officer)
Edward S. Lawton	38	Chief Financial Officer (principal financial officer)
Nicholas Eckert	46	Vice President of Account Management

Experience

Richard A. Carlson. Mr. Carlson’s business experience is described above under the caption “Identity and Business Experience of Directors.”

Edward S. Lawton. Edward S. Lawton has served as our Chief Financial Officer since September 2014. Mr. Lawton is responsible for overseeing our Company’s financial reporting, accounting and administrative functions. Mr. Lawton has over 15 years of financial and accounting experience with a focus on financial planning and analysis and integrating acquisitions for high tech companies. From 2006 to September 2014, Mr. Lawton served as the Director of Finance and Senior Director of Finance at Bottomline Technologies (de), Inc., a cloud-based payment, invoice and digital banking solutions software company.

Nicholas Eckert. Nicholas Eckert has served as the Vice President of Account Management since October 2015. Prior to that, he served as President of the Company’s GraphicMail Group of companies since we acquired the GraphicMail Group of companies on October 17, 2014. On November 7, 2014, Mr. Eckert was designated as an executive officer of the Company by our Board of Directors. Mr. Eckert is responsible for overseeing the account management team and the international reseller operations. Prior to the Company acquisition of GraphicMail, from September 2012 to October 17, 2014, Mr. Eckert served as Chief Executive Officer of InterInbox SA (a GraphicMail Group company) and from 2009 to September 2012, Mr. Eckert served as Director of Sales and Marketing of Quattro Hosting, LLC (a GraphicMail Group company). Before working with GraphicMail, he founded Impact Promotions, a promotional marketing agency that worked with clients such as Frito-Lay, Ferrero Roche and Kellogs. Prior that, Mr. Eckert was a co-founder in All-Hotels.com, one of the first online hotel directories that started in 1998. All-Hotels had over 1,000,000 visitors a month when it was sold to the Online Travel Company and LastMinute.com in 2001.

Each officer is elected annually by the Board of Directors and holds their office until they resign or are removed by the Board of Directors or otherwise disqualified to serve, or their successor is elected and qualified.

During the past ten years, none of our executive officers have been involved in any of the proceedings described in Item 401(f) of Regulation S-K.

Executive Compensation

Compensation Discussion and Analysis

The compensation committee of our Board of Directors oversees, reviews and approves all compensation decisions relating to our named executive officers. In the discussion that follows, “executives” refers to our 2015 named executive officers, Messrs. Carlson, Lawton, Eckert and Strimling.

Objectives and Philosophy of Our Executive Compensation Program

The primary objectives of the compensation committee with respect to executive compensation are to:

●	enable us to attract, retain and motivate the best possible executive talent by ensuring that our compensation packages are competitive with those offered by similarly situated companies;
●	align our executive compensation with our corporate strategies and business objectives;
●	promote the achievement of key strategic and financial performance measures; and
●	align executives’ incentives with the creation of stockholder value.

To achieve these objectives, the compensation committee evaluates our executive compensation program with the goal of setting compensation at levels the committee believes are competitive with those of other companies of a comparable size within our industry. Executives are also evaluated on their professional growth and individual contributions to the Company’s success. We provide a portion of our executive compensation in the form of stock option awards that vest over time, typically four years, which we believe promotes the retention of our executives and aligns their interests with those of our stockholders since this form of compensation allows our executives to participate in the long-term success of our Company as reflected in stock price appreciation.

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Compensation Challenges

We face challenges in hiring and retaining our executives and other key employees due to several factors. These challenges are similar to those faced by other high-growth technology companies and make recruiting and retaining our executives and other key employees difficult. Specifically, we face challenges related to the pace of our operations, the high growth rate of our businesses, the fact that we are in a competitive industry and the fact that many of our executives and key employees are targeted by other companies.

Components of our Executive Compensation Program

The primary elements of our current executive compensation program are:

●	base salary;
●	cash bonuses;
●	stock option awards; and
●	retirement and other employee benefits

We do not have any formal or informal policy or target for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation or among the different forms of non-cash compensation. Instead, the compensation committee determines what it believes to be the appropriate level and mix of the various compensation components based on recommendations from our chief executive officer, Company performance against stated objectives and individual performance.

Base Salary

Base salary is used to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our executives. When establishing base salaries, the compensation committee considers a variety of other factors such as the executive’s scope of responsibility, individual performance, prior employment experience and salary history, relative pay adjustments within the Company and our overall financial performance. Base salaries are reviewed at least annually by our compensation committee and may be adjusted from time to time based upon market conditions, individual responsibilities and Company and individual performance.

Messrs. Carlson and Eckert became named executive officers during 2014 after employment with the Company had commenced. Accordingly, their existing base salaries in effect for 2014 prior to becoming a named executive officer was authorized in accordance with standard employee policies.

Mr. Carlson currently receives a base salary of $200,000. Mr. Carlson’s salary was increased from $175,000 to $200,000 on October 1, 2015 upon becoming our Chief Executive Officer.

Mr. Lawton has received a base salary of $165,000 since joining the Company in September 2014.

Mr. Eckert, working out of our Geneva office, has received a base salary of CHF 148,200 (approximately $154,000) since joining the Company via the GraphicMail acquisition in October 2014.

Cash Bonuses

Cash bonuses are used to compensate and align our executives toward certain financial, strategic and operational goals. The compensation committee approves payment of quarterly cash bonuses as part of the overall compensation packages of our executive officers, and retains the authority to review and adjust the overall bonus at year-end.

For 2015, our executive cash bonuses were based on revenue and EBITDA targets for the year, as determined by the compensation committee. During 2015, no cash bonus awards were paid out to Messrs. Carlson and Eckert. Mr. Lawton received $10,000 in cash bonus awards during 2015. Based on 2015 performance, Messrs. Carlson, Lawton and Eckert were awarded $40,000, $24,000 and $20,000 in cash bonuses, respectively, which were paid to the executives in February 2016.

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Stock Option Awards

Stock option awards are the primary vehicle for offering long-term compensation incentives to our executives. Our compensation committee believes that stock options promote, create and reward long term stockholder value creation.

During 2015, Messrs. Carlson, Lawton and Eckert were awarded an aggregate of 310,000, 25,000 and 80,000 stock options, respectively. Included in Mr. Carlson’s stock option grant total was an option grant of 250,000 options upon becoming Chief Executive Officer in October 2015.

Benefits and Other Compensation

We maintain broad-based benefits that are provided to all of our employees, including (for U.S. resources) health and dental insurance, life insurance and a retirement plan. Executives are eligible to participate in all of our employee benefit plans, in each case on the same terms as our other employees.

Severance and Change in Control Benefits

Pursuant to employment agreements we have entered into with our executives and the terms of our 2010 Stock Incentive Plan, our executives are entitled to certain benefits in the event of a change in control of our Company or the termination of their employment under specified circumstances, including termination following a change in control. We believe these benefits help us compete for and retain executive talent and are generally in line with severance packages offered to executives by the companies in our peer group. We also believe that these benefits would serve to minimize the distraction caused by any change in control scenario and reduce the risk that key talent would leave the Company before any such transaction closes, which could reduce the value of the Company if such transaction failed to close.

2015 Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officers that earned more than $100,000 for the fiscal years ended December 31, 2015 and 2014:

					Non-Equity
				Option	Incentive Plan	All Other
Name	Year	Salary	Bonus	Awards	Compensation	Compensation	Total
		($)	($)	($)	($)	($)	($)
				(a)	(b)	(c)

Richard Carlson (1)	2015	$181,250	$-	$625,052	$-	$-	$806,302
Chief Executive Officer and President (Principal Executive Officer) Director	2014	$65,625	$-	$-	$-	$-	$65,625

Edward Lawton (2)	2015	$165,000	$-	$49,341	$10,000	$5,250	$229,591
Chief Financial Officer (Principal Financial Officer)	2014	$54,366	$-	$212,065	$-	$1,444	$267,875

Nicholas Eckert (3)	2015	$154,103	$-	$171,813	$-	$-	$325,916
Vice President of Account Management	2014	$31,960	$-	$-	$-	$-	$31,960

Jonathan M. Strimling (4)	2015	$145,000	$-	$193,869	$460,166	$13,400	$812,435
Former Chief Executive Officer (Former Principal Executive Officer) and Director	2014	$180,000	$-	$-	$42,750	$3,600	$226,350

(a)	The amounts in this column represent the grant date fair values of option grants as computed based on the Black-Scholes methodology.
(b)	The amounts in this column reflect cash bonus awards paid to our named executive officers under our executive incentive compensation program, except as described in footnote 4, below.
(c)	These amounts consist primarily of our matching contributions to each executive’s retirement savings plan account.

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(1)	Mr. Carlson was appointed as our Chief Executive Officer and President (Principal Executive Officer) on October 1, 2015, and has been an executive officer of the Company since November 7, 2014. Mr. Carlson’s 2014 compensation reflects amounts paid following the August 15, 2014 acquisition of SharpSpring.
(2)	Mr. Lawton was appointed as our Chief Financial Officer (Principal Financial Officer) on September 3, 2014.
(3)	Mr. Eckert became an executive officer of the Company on November 7, 2014. Mr. Eckert’s 2014 compensation reflects amounts paid following the October 17, 2014 acquisition of GraphicMail.
(4)	Mr. Strimling served as our Chief Executive Officer (Principal Executive Officer) from August 15, 2013 to September 30, 2015. The amount in column (b) for 2015 represents a separation bonus of $365,583, a bonus paid in early 2015 related to 2014 Company performance of $61,250 and severance of $33,333, all of which were pursuant to Mr. Strimling’s employment agreement.

During 2015, we had a Savings Incentive Match Plan for Employees (SIMPLE) retirement plan that SharpSpring, Inc. employees were entitled to participate in. Employees may elect to defer part of their compensation to the plan each year instead of receiving it in cash. The amount of compensation an employee can elect to defer is generally expressed as a percentage of the employee’s compensation up to a maximum of $14,000 for 2015. We have no other annuity, pension, retirement or similar benefit plans in place on behalf of our executive officers.

We grant stock awards and stock options to our executive officers based on their level of experience and contributions to our Company. The aggregate fair value of awards and options are computed in accordance with FASB ASC 718 and options are reported in the Summary Compensation Table above in columns (a). No awards were granted to our named executive officers during 2015 or 2014. The assumptions made in the computation may be found in Note 11: Stock-Based Compensation to our financial statements contained in our latest Form 10-K Annual Report.

At no time during the last fiscal year was any outstanding option otherwise modified or re-priced, and there was no tandem feature, reload feature, or tax-reimbursement feature associated with any of the stock options we granted to our executive officers or otherwise.

The table below summarizes all of the outstanding equity awards for our named executive officers as of December 31, 2015, our latest fiscal year end:

Outstanding Equity Awards At Fiscal Year-End

	Number of
	securities
	underlying
	unexercised		Option	Option
	options(#)		exercise	expiration
Name	Exercisable	Unexercisable	price ($)	date

Richard A. Carlson	-	60,000	$6.29	06/01/25
	10,417	239,583	$4.80	10/01/25

Edward Lawton	16,667	33,333	$6.29	08/14/24
	-	25,000	$4.82	09/13/25

Nicholas Eckert	-	45,000	$4.82	09/13/25
	-	35,000	$6.29	06/01/25

Jonathan M. Strimling	174,235	-	$5.00	08/15/23

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2015 Grants of Stock Option Awards

The following table shows stock option grants made to executives during 2015.

		Number		Grant Date
		of Stock	Exercise	Fair Value of
Name	Grant Date	Options (#)	Price ($)	Options ($)

Richard Carlson	6/1/2015	60,000	$6.29	$142,284
	10/1/2015	250,000	$4.80	$482,768
		310,000		$625,052

Edward Lawton	9/13/2015	25,000	$4.82	$49,341

Nicholas Eckert	9/13/2015	45,000	$4.82	$88,814
	6/1/2015	35,000	$6.29	$82,999
		80,000		$171,813

Jonathan M. Strimling	6/1/2015	100,000	$5.33	$193,869

Compensation of Non-Employee Directors

Set forth below is a summary of the compensation of our directors during our December 31, 2015 fiscal year.

	Fees				Nonqualified
	Earned			Non-Equity	Deferred
	or Paid in	Stock	Option	Incentive Plan	Compensation	All Other
Name	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
	($)	($)	($)	($)	($)	($)	($)
Semyon Dukach (1)	-	$149,333	-	-	-	$21,908	$171,241
John L. Troost (2)	-	$14,705	-	-	-	-	$14,705
Vadim Yasinovsky (2)	-	$14,705	-	-	-	-	$14,705
David A. Buckel (2)	-	$14,705	-	-	-	-	$14,705

(1)	As Chair of the Board of Directors, Mr. Dukach receives a $150,000 per year stipend, payable quarterly in stock. During 2015, Mr. Dukach received 27,653 shares of fully-vested Company stock related to this stipend. Mr. Dukach’s other compensation relates to participation in our Company’s health plan.
(2)	Since May 2015, as non-employee directors, Messrs. Troost, Yasinovsky and Buckel receive a $20,000 per year stipend, payable quarterly in stock. Prior to May 2015, the non-employee director stipend was $10,000 per year, payable quarterly in stock. During 2015, Messrs. Troost, Yasinovsky and Buckel each received 2,805 shares of fully-vested Company stock related to this stipend.

The aggregate fair value of option awards are computed in accordance with FASB ASC 718. The assumptions made in the computation may be found in Note 8: Stock-Based Compensation to our financial statements contained in our latest Form 10-K Annual Report.

Director’s Stipend

Prior to November 7, 2014, our Chair of the Board of Directors did not receive any compensation for his role. On November 7, 2014, we entered into an agreement to compensate our Chair of the Board of Directors with a stipend of $150,000 per year, payable quarterly in stock. Prior to May 2015 our other non-employee directors received a $10,000 per year stipend, payable quarterly in cash or stock at the discretion of the Board of Directors. During May 2015, our Board of Directors authorized an increase to the non-employee director stipend to $20,000 per year, payable quarterly in cash or stock at the discretion of the Board of Directors. All directors are also entitled to reimbursement for travel expenses for attending director meetings.

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Compensation Policies and Practices As They Relate To Our Risk Management

No risks arise from our Company’s compensation policies and practices for our employees that are reasonably likely to have a material adverse effect on our Company.

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Securities Authorized for Issuance under Equity Compensation Plans

Equity Compensation Plans as of December 31, 2015.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	1,066,710	$5.37	52,260
Equity compensation plans not approved by security holders (2)	170,973	$6.26	-0-
Total	1,237,683	$5.49	52,260

(1)	Reflects our 2010 Employee Stock Plan, as amended for the benefit of our directors, officers, employees and consultants. We have reserved 1,350,000 shares of common stock for such persons pursuant to that plan.
(2)	Comprised of common stock purchase warrants we issued for services.

Voting Securities and Principal Holders Thereof

As of the Record Date, we had outstanding [7,283,787] shares of common stock. Each share of our common stock is entitled to one vote with respect to each matter on which it is entitled to vote. Pursuant to our bylaws and Delaware General Corporation Law, directors will be elected by a plurality of the votes cast in person or by proxy, meaning the five nominees receiving the most votes will be elected as directors. A majority of shares entitled to vote on the subject matter and represented in person or by proxy at a meeting at which a quorum is present is required for all other items. Stockholders are not entitled to cumulative voting with respect to any matter.

The following table sets forth, as of the Record Date, the names, addresses, amount and nature of beneficial ownership and percent of such ownership of (i) each person or group known to our Company to be the beneficial owner of more than five percent (5%) of our common stock; and (ii) each of our officers and directors, and officers and directors as a group:

Security Ownership of Certain Beneficial Owners and Management

			Options
			Included in Shares
Name and Address	Shares Beneficially Owned		Beneficially Owned
of Beneficial Owner (1)(2)	Number	Percent (3)	Number(4)
5% Stockholders

RCTW, LLC. (5)	545,455	7.49%	-
8810 SW 115th Ave, Gainesville, FL 32608

AWM Investment Company, Inc.	530,734	7.29%	-
c/o Special Situations Funds, 527 Madison Avenue, Suite 2600, New York, NY

PENN Capital Management	397,957	5.46%	-
Navy Yard Corporate Center, Three Crescent Drive, Suite 400, Philadelphia, PA 19112

Morgan Stanley	366,988	5.04%	-
1585 Broadway, New York, NY 10036

Directors and Executive Officers (6)

Semyon Dukach, Chair of the Board of Directors	2,696,231	37.02%	-
Richard A. Carlson, Chief Executive Officer and President, Director (7)	581,914	7.95%	36,459

Edward Lawton, Chief Financial Officer	29,375	*	21,875

Nicholas Eckert, VP of Account Management (8)	111,724	1.53%	-

John L. Troost, Director (9)	24,930	*	16,000

Vadim Yasinovsky, Director	27,330	*	16,000

David A. Buckel, Director	15,137	*	9,000

All executive officers and directors as a group (7 persons)	3,486,641	47.22%	99,334

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*	Represents less than 1% of the outstanding shares of common stock.

(1)	To our best knowledge, as of the date hereof, such holders had the sole voting and investment power with respect to the voting securities beneficially owned by them, unless otherwise indicated herein. Includes the person’s right to obtain additional shares of common stock within 60 days from the date hereof.
(2)	Unless otherwise noted, in care of SharpSpring, Inc., 304 West University Avenue, Gainesville, FL 32601.
(3)	Based on 7,283,787 shares of common stock outstanding on the Record Date. Does not include shares underlying: (i) options to purchase shares of our common stock under our 2010 Employee Stock Plan, or (ii) outstanding warrants to purchase shares of our common stock.
(4)	Represents options exercisable within 60 days.
(5)	RCTW, LLC. is controlled by Richard Carlson, who is its president and holds a 34% ownership stake.
(6)	If a person listed on this table has the right to obtain additional shares of common stock within 60 days from the date hereof, the additional shares are deemed to be outstanding for the purpose of computing the percentage of class owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of any other person.
(7)	Includes 545,455 shares owned by RCTW, LLC, of which Mr. Carlson is president and holds a 34% ownership stake. Mr. Carlson disclaims beneficial ownership of 359,693 shares owned by RCTW. The amount in the table does not include any of the [_____________] [approx. 1,000,000] shares issuable to RCTW that is submitted for stockholder approval under Proposal No. 4.
(8)	Includes 89,751 shares held by Mr. Eckert’s wife.
(9)	Includes 1,600 shares held by Mr. Troost’s wife, for which Mr. Troost disclaims beneficial ownership.

We are not aware of any arrangements that could result in a change of control.

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PROPOSAL ONE

ELECTION OF DIRECTORS

At the Annual Meeting, five directors are to be elected for a one (1) year term to serve until the next annual meeting of stockholders and until a successor for such director is elected and qualified, or until the death, resignation or removal of such director. There are five nominees, all of whom currently serve on our Board of Directors.

Nominees

Set forth below is information regarding the nominees for election to our Board of Directors:

Name	Position(s) with the Company	Year First Elected Director
Semyon Dukach	Chair of the Board of Directors	2002
Richard Carlson	Chief Executive Officer; Director	2015
John (Rens) Troost	Director	2010
Vadim Yasinovsky	Director	2010
David A. Buckel	Director	2014

Each person nominated has agreed to serve if elected, and our Board of Directors has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the current Board of Directors to fill the vacancy.

Vote Required

Directors will be elected by a plurality of the votes cast at the Annual Meeting. For the purposes of election of directors, although abstentions will count toward the presence of a quorum, they will not be counted as votes cast and will have no effect on the result of the vote. Each holder of common stock is entitled to one vote for each share held.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the election of all of the above Nominees.

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PROPOSAL TWO

RATIFICATION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR 2015

We are asking stockholders to ratify the appointment of McConnell & Jones, LLP to serve as our Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. McConnell & Jones, LLP was our independent registered public accounting firm for our fiscal year ended December 31, 2015. Representatives of McConnell & Jones, LLP will not be present at the Annual Meeting.

The aggregate fees billed for professional services by McConnell & Jones, LLP during 2015 and 2014 were as follows:

	2015	2014

Audit Fees	$128,289	$68,250
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$128,289	$68,250

Audit Fees are the fees billed during the years ended December 31, 2015 and December 31, 2014 for professional services rendered by McConnell & Jones, LLP for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s Form 10-Q or services that are normally provided by McConnell & Jones, LLP in connection with statutory and regulatory filings or engagements.

Audit-Related Fees are the aggregate fees billed during the years ended December 31, 2015 and December 31, 2014 for assurance and related services by McConnell & Jones, LLP that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under the category Audit Fees described above.

Tax Fees are the fees billed during the years ended December 31, 2015 and December 31, 2014 for tax compliance by McConnell & Jones, LLP.

All Other Fees are the aggregate fees billed for products and services provided during the years ended December 31, 2015 and December 31, 2014 by McConnell & Jones, LLP, other than the services reported in the above categories.

Audit Committee Pre-Approval Policies.

The Company’s audit committee currently does not have any pre-approval policies or procedures concerning services performed by McConnell & Jones, LLP. However, all the services performed by McConnell & Jones, LLP that are described above were pre-approved by the Company’s audit committee.

None of the hours expended on McConnell & Jones, LLP’s engagement to audit the Company’s financial statements for the years ended December 31, 2015 and December 31, 2014 were attributed to work performed by persons other than McConnell & Jones, LLP’s full-time, permanent employees.

Vote Required

The vote required to ratify the appointment of McConnell & Jones, LLP to serve as our Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 is the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting. Each holder of common stock is entitled to one vote for each share held.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote “FOR” the proposal to ratify the appointment of McConnell & Jones, LLP to serve as our Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

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PROPOSAL THREE

AMENDMENT TO THE COMPANY’S 2010 EMPLOYEE STOCK PLAN

Purpose of the Proposal

The Board of Directors of the Company has approved and is recommending to stockholders of the Company an amendment to our Company’s 2010 Employee Stock Plan, as previously amended (the “Plan”) to amend paragraph 4 of the Plan to increase the number of shares of Common Stock available for issuance under the Plan from 1,350,000 to 1,650,000 so that a sufficient amount of awards are available for issuance in the future.

The Board of Directors approved the Plan to ensure that the Company has adequate ways in which to provide stock based compensation to its directors, officers, employees, and consultants. The Board of Directors believes that the ability to grant stock-based compensation is important to the Company’s future success. The grant of stock-based compensation, such as stock options, can motivate high levels of performance and provide an effective means of recognizing employee and consultant contributions to the Company’s success. In addition, stock-based compensation can be valuable in recruiting and retaining highly qualified technical and other key personnel who are in great demand, as well as rewarding and providing incentives to the Company’s current employees and consultants. Our Board of Directors believes that the increase in the number of common shares available for issuance under the Plan is necessary in order to continue to offer stock-based compensation programs that will allow the Company to carry out the purposes of the Plan, including attracting and retaining employees who are critical to the growth and success of the Company.

Summary of the Plan

The principal terms and provisions of the Plan are summarized below. As a summary, the description below is not a complete description of all the terms of the Plan and is qualified in its entirety by reference to the full text of the Plan.

Types of Awards. Both incentive stock options, or ISOs, and nonqualified stock options, or NSOs, and stock grants and stock purchase rights may be granted under the Plan. ISOs receive favorable tax treatment on exercise, and may receive favorable tax treatment on a qualifying disposition of the underlying shares. However, ISOs must comply with certain requirements regarding exercise price, maximum term and post termination exercise period, and must be issued under a stockholder-approved plan. NSOs are not subject to these requirements, nor may they receive this favorable tax treatment upon exercise.

Administration. The Plan is administered by either the Board of Directors of the Company or a Stock Plan Committee (“Committee”) appointed by the Board of Directors.

Eligibility. Awards under the Plan may only be made as follows: ISOs may be granted to any employee of the Company. Officers and directors of the Company who are not employees may not be granted ISOs under the Plan. Non-Qualified Options, stock grants and authorizations to make stock purchases may be granted to any director (whether or not an employee), officer, employee or consultant of the Company. As of the Record Date, there were 4 non-employee directors, 152 employees and 22 contractors, along with and various consultants who are eligible for awards under the Plan.

Number of Shares. As a result of previous amendments to the Plan, the aggregate number of shares that may be issued pursuant to the Plan is 1,350,000, subject to adjustment as described below.

Adjustments. In the event of a subdivision of the outstanding common stock, a declaration of a dividend payable in shares of common stock, a combination or consolidation of the outstanding common stock into a lesser number of shares of common stock, a recapitalization, a reclassification or a similar occurrence, the Committee shall make appropriate adjustments, subject to the limitations set forth in the Plan.

Transferability. No ISO shall be assignable or transferable by the grantee except by will or by the laws of descent and distribution, and during the lifetime of the grantee each ISO shall be exercisable only by him. All other awards under the Plan shall be freely transferable subject to certain limitations imposed by the Plan, when applicable.

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Termination of Service. Each option shall set forth the extent to which the optionee shall have the right to exercise their option following termination of the optionee’s employment with the Company. Such provisions shall be determined in the sole discretion of the Board of Directors or Committee, and need not be uniform among all options issued pursuant to the Plan. Notwithstanding the foregoing, and to the extent required by applicable law, each option shall provide that the optionee shall have the right to exercise the vested portion of any option held at termination for at least ninety (90) days following termination of employment with the Company for any reason, and that the optionee shall have the right to exercise the option for at least twelve (12) months if the optionee’s employment terminates due to death or disability.

Amendment and Termination. The Plan became effective on June 15, 2010, the date of its adoption by the Board of Directors, and was approved by the holders of a majority of the outstanding shares of common stock of the Company on November 23, 2010. The Plan was subsequently amended on four other occasions pursuant to approval of both the Board of Directors and stockholders (other than the fourth Plan amendment that did not require stockholder approval). Unless sooner terminated pursuant to the terms of the Plan, the Plan will terminate on June 14, 2020. The Board of Directors may terminate or amend the Plan at any time except that the holders of a majority of the outstanding shares of common stock must approve certain amendments. Except as provided for in the Plan, neither the Board of Directors nor the stockholders can alter or impair the rights of an optionee, without his/her consent, under any award previously granted to him/her under the Plan.

Tax Aspects of the Plan

Federal Income Tax Consequences. The following discussion summarizes the material federal income tax consequences to the Company and the participants in connection with the Plan under existing applicable provisions of the Internal Revenue Code (the “Code”) and the regulations adopted pursuant to such Code. The discussion is general in nature and does not address issues relating to the income tax circumstances of any specific individual employee or holder. The discussion is subject to possible future changes in the Code or other relevant law. The discussion does not address the consequences of state, local or foreign tax laws.

Nonqualified Stock Options. A recipient will not have any taxable income at the time an NSO is granted nor will the Company be entitled to a deduction at that time. When an NSO is exercised, the grantee will have taxable ordinary income (whether the option price is paid in cash or by surrender of already owned shares of Common Stock), and the Company will be entitled to a tax deduction, in an amount equal to the excess of the fair market value of the shares to which the option exercise pertains over the option exercise price.

Incentive Stock Options. A grantee will not have any taxable income at the time an ISO is granted or at the time the ISO is exercised. If a grantee disposes of the shares acquired on exercise of an ISO after two years after the grant of the ISO and one year after exercise of the ISO, the gain, if any, will be long-term capital gains eligible for favorable tax rates under the Code. If the grantee disposes of the shares within two years of the grant of the ISO or within one year of exercise of the ISO, the disposition is a “disqualifying disposition,” and the grantee will have taxable ordinary income in the year of the disqualifying disposition equal to the lesser of (a) the difference between the fair market value of the shares and the exercise price of the shares at the time of option exercise, or (b) the difference between the sales price of the shares and the exercise price of the shares. Any gain realized from the time of option exercise to the time of the disqualifying disposition would be long-term or short-term capital gains, depending on whether the shares were sold more than one year or up to and through one year respectively, after the ISO was exercised. The Company is not entitled to a deduction as a result of the grant or exercise of an ISO. If the grantee has ordinary income taxable as compensation as a result of a disqualifying disposition, the Company will then be entitled to a deduction in the same amount as the grantee recognizes as ordinary income.

Future Plan Benefits

All awards to employees, officers, directors and consultants under the Plan are made at the discretion of the Board of Directors on a case by case basis. Therefore, the benefits and amounts that will be received or allocated under the Plan in the future are not determinable at this time.

25

Copy of Plan and Proposed Amendment

Set forth below is where you can find a complete copy of the Company’s 2010 Employee Stock Plan, along with all subsequent amendments and the proposed amendment:

Original 2010 Employee Stock Plan	Exhibit 10.1 to Form S-1 filed on December 2, 2010
First Plan Amendment	Appendix A to Schedule 14C filed on April 29, 2011
Second Plan Amendment	Appendix A to Schedule 14C filed on October 28, 2013
Third Plan Amendment	Appendix A to Schedule 14C filed on April 30, 2014
Fourth Plan Amendment	Exhibit 4.2 to Form 8-K filed on November 12, 2014
Proposed Plan Amendment	Appendix A to this Schedule 14A

Vote Required

The vote required to approve the proposed amendment of the Plan to increase the number of shares of Common Stock available for issuance under the Plan from 1,350,000 to 1,650,000 is the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting. Each holder of common stock is entitled to one vote for each share held.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote “FOR” approval of the amendment to the 2010 Employee Stock Plan.

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PROPOSAL FOUR

APPROVAL OF THE PROPOSED ISSUANCE OF [_____________] SHARES OF

OUR COMMON STOCK IN CONNECTION WITH OUR ACQUISITION OF RTCW, LLC F/K/A

SHARPSPRING, LLC ASSETS FOR PURPOSES OF NASDAQ LISTING RULE 5635

The Asset Acquisition

Pursuant to an asset purchase agreement, on August 15, 2014, we acquired substantially all the assets and assumed the liabilities of RCTW, LLC (“RCTW”) f/k/a SharpSpring LLC, a Delaware limited liability company for a cash payment of $5,000,000 plus potential earn out consideration of $10,000,000 that was contingent on the SharpSpring product achieving certain levels of revenue in 2015. The earn out consideration was scheduled to be paid 60% in cash and 40% in stock following the audit of our 2015 consolidated financial statements.

In May 2015, the Company and RCTW agreed that the earn out consideration would be paid in its entirety, with a portion of the cash-based earn out paid early in a cash and stock transaction and on May 18, 2015, the Company paid $2,000,000 in cash to RCTW and issued RCTW 545,455 shares in lieu of cash to settle an additional $3,000,000 of the original cash-based earn out liability. The Company issued 363,909 registered shares to third party investors to obtain the $2,000,000 in cash paid to RCTW.

As of December 31, 2015, the remaining payment due for the SharpSpring assets was $5,000,000, which consisted of $1,000,000 in cash and $4,000,000 in stock. On March 15, 2016, the Company and RCTW entered into an Extension Agreement whereby, among other things, the Company agreed to pay RCTW $1,000,000 on April 6, 2016, and as soon as reasonably practicable, but no later than May 27, 2016, obtain stockholders’ approval to permit the issuance of the shares, which represents the $4,000,000 in stock due to RCTW (calculated under asset purchase agreement as if the shares were delivered on April 6, 2016). [_____________] [approx. 1,000,000] shares are due to RCTW pursuant to the $4,000,000 stock earn out. If we do not receive stockholder approval, we will be obligated to pay [_______%] [approximately 91%] of the $4,000,000 stock earn out in cash.

Effect of Proposal on Current Stockholders

If this Proposal No. 4 is adopted, [_____________] [approx. 1,000,000] shares of common stock will be issued, which shares would represent [______%] [approx. 12%] of our total outstanding shares (giving effect to such issuance). The issuance of the [__________] shares would result in significant dilution to our stockholders, and would afford our stockholders a smaller percentage interest in the voting power, liquidation value and aggregate book value of the Company. The issuance of the [__________] shares will not result in a change of control of the Company. The sale or any resale of the common stock issued could cause the market price of our common stock to decline.

Interests of Directors in the Matters Being Voted Upon

Mr. Richard A. Carlson, our Chief Executive Officer and President and a director, currently serves as RCTW’s president, holds a 34% ownership stake in RCTW, and is entitled to that proportionate amount of any earn-out consideration to be paid in connection with our Company’s acquisition of the RCTW assets. At no time prior to August 15, 2014, was Mr. Carlson a “related person” as defined in Item 404 of Regulation S-K. On October 1, 2015, our Board elected Mr. Carlson as our Chief Executive Officer and as a director. Nasdaq Listing Rules preclude RCTW from casting a vote on this Proposal No. 4 at the Annual Meeting.

Why the Company Needs Stockholder Approval

Our Common Stock is listed on the Nasdaq Capital Market and, as such, we are seeking stockholder approval in order to comply with NASDAQ Listing Rule 5635(a) and to satisfy our obligations to pay the stock earn out consideration under the asset purchase agreement, as described above.

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Under NASDAQ Listing Rule 5635(a), shareholder approval is required prior to the issuance of securities in connection with the acquisition of the stock or assets of another company if: (1) where, due to the present or potential issuance of common stock, including shares issued pursuant to an earn-out provision or similar type of provision, or securities convertible into or exercisable for common stock, other than a public offering for cash:(A) the common stock has or will have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance of stock or securities convertible into or exercisable for common stock; or (B) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities; or (2) any director, officer or Substantial Shareholder (as defined by Rule 5635(e)(3)) of the Company has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the Company or assets to be acquired or in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of common stock, or securities convertible into or exercisable for common stock, could result in an increase in outstanding common shares or voting power of 5% or more.

On August 15, 2014, the date we closed the asset purchase agreement, we had 5,019,957 shares outstanding, 20% of which is 1,003,991 shares. On May 18, 2015 we issued 909,364 shares in connection with that transaction. The issuances of additional shares to RCTW pursuant to the $4,000,000 stock earn out is limited to 94,627 shares pursuant to NASDAQ Listing Rule 5635(a), which is fewer than the [__________] [approx. 1,000,000] shares that are due to RCTW pursuant to the $4,000,000 stock earn out. The asset purchase agreement provides that that if we do not receive stockholder approval, the $4,000,000 stock earn out would be paid in cash. Therefore, if stockholders do not approve this Proposal No. 4 at the Annual Meeting, we will be obligated to pay [_____%] [approximately 91%] of the $4,000,000 stock earn out in cash.

We did not seek advance stockholder approval of the potential issuances of shares of common stock related to the asset purchase agreement because on August 12, 2014, the date we entered into the asset purchase agreement, we did not foresee (i) the significant decline in our stock price that has occurred since that time; (ii) the SharpSpring product achieving those certain levels of revenue in 2015 that would trigger the full earn out payment; and (iii) entering into the May 18, 2015 agreements whereby we issued 909,364 shares in connection with the asset purchase agreement.

Vote Required

The vote required to approve the proposed issuance of [_____________] [approx. 1,000,000] shares of our common stock in connection with our acquisition of RTCW, LLC f/k/a SharpSpring, LLC assets for purposes of Nasdaq Listing Rule 5635, is the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting. Each holder of common stock is entitled to one vote for each share held. Please note that Nasdaq Listing Rules preclude RCTW and the May 18, 2015 third party investors from casting a vote on this Proposal No. 4 at the Annual Meeting.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote “FOR” approval of the proposed issuance of [_____________] [approx. 1,000,000] shares of our common stock in connection with our acquisition of RTCW, LLC f/k/a SharpSpring, LLC assets for purposes of Nasdaq Listing Rule 5635.

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STOCKHOLDER PROPOSALS FOR 2017 ANNUAL MEETING

In order for stockholder proposals to be included in our proxy statement for the 2017 Annual Meeting, we must receive them at our principal executive offices, 304 West University Avenue, Gainesville, FL 32601, by [_________], 2016, being 120 days prior to the date of the first anniversary of the date of our proxy statement for the 2016 Annual Meeting of Stockholders. All other stockholder proposals, including nominations for directors, in order to be voted on at the 2017 Annual Meeting, must be received by us not earlier than January 18, 2016 and not later than Wednesday, February 17, 2016 being, respectively, 120 days and 90 days prior to the date of the first anniversary of the 2016 Annual Meeting of Stockholders. In the event that the 2017 Annual Meeting is called for a date that is not within 30 days before or after the anniversary date of the 2016 Annual Meeting of Stockholders, notice by a stockholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the 2017 Annual Meeting is mailed or such public disclosure of the date of the 2017 Annual Meeting is made, whichever first occurs.

OTHER MATTERS

Our Board of Directors knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, our Board of Directors intends that the persons named in the proxies will vote upon such matters in accordance with the best judgment of the proxy holders.

Whether or not you intend to be present at the meeting, you are urged to fill out, sign, date and return the enclosed proxy at your earliest convenience.

Gainesville, FL

April [__], 2016

29

APPENDIX A

AMENDMENT No. 5

TO

SHARPSPRING, INC. (F/K/A/ SMTP, INC.) 2010 EMPLOYEE STOCK PLAN

The SharpSpring, Inc. 2010 Employee Stock Plan (the “Plan”) is hereby amended as follows (capitalized terms used herein and not defined herein shall have the respective meaning ascribed to such terms in the Plan):

1.	Paragraph 1 of the Plan shall be deleted in its entirety and replaced with the following:

1. Purpose. This 2010 Employee Stock Plan (the “Plan”) is intended to provide incentives: (a) to the officers and other employees of SharpSpring, Inc. (the “Company”), its parent (if any) and any present or future subsidiaries of the Company (collectively, “Related Corporations”) by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which qualify as “incentive stock options” under Section 422(b) of the Internal Revenue Code of 1986 (the “Code”) (“ISO” or “ISOs”); (b) to directors, officers, employees and consultants of the Company and Related Corporations by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which do not qualify as ISOs (“Non-Qualified Option” or “Non-Qualified Options”); (c) to directors, officers, employees and consultants of the Company and Related Corporations by providing them with awards of stock in the Company (“Awards”); and (d) to directors, officers, employees and consultants of the Company and Related Corporations by providing them with opportunities to make direct purchases of stock in the Company (“Purchases”). Both ISOs and Non-Qualified Options are referred to hereafter individually as an “Option” and collectively as “Options”. Options, Awards, and authorizations to make Purchases are referred to hereafter collectively as “Stock Rights.” As used herein, the terms “parent” and “subsidiary” mean “parent corporation” and “subsidiary corporation” respectively, as those terms are defined in Section 425 of the Code.

2.	Paragraph 4 of the Plan shall be deleted in its entirety and replaced with the following:

4. Stock. The stock subject to Options, Awards and Purchases shall be authorized but unissued shares of Common Stock of the Company, $.001 par value (the “Common Stock”), or shares of Common Stock reacquired by the Company in any manner. The aggregate number of shares that may be issued pursuant to the Plan is 1,650,000, subject to adjustment as provided in paragraph 13. Any such shares may be issued as ISOs, Non-Qualified Options or Awards, or to persons or entities making Purchases, so long as the number of shares issued does not exceed such number, as adjusted. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, or if the Company shall reacquire any unvested shares issued pursuant to Awards or Purchases, the unpurchased shares subject to such Options and any unvested shares so reacquired by the Company shall again be available for grants of Stock Rights under the Plan.

3.	All other provisions of the Plan remain in full force and effect, other than any provision that conflicts with the terms and spirit of this amendment.

Adopted by the Board of Directors on February 5, 2016.

Adopted by the Shareholders on _____________

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SHARPSPRING, INC. c/o INTERWEST TRANSFER COMPANY, INC. P.O. BOX 17136 SALT LAKE CITY, UT 84117

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Interwest Transfer Company, Inc., P.O. Box 17136, Salt Lake City, UT 84117.
VOTE BY FACSIMILE - (801) 277-3147 Mark, sign and date your proxy card and fax it to (801) 277-3147 Attention: Julie, up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date.

VOTE BY EMAIL - julie@interwesttc.com Mark, sign and date your proxy card and email it to julie@interwesttc.com up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

		For	Withhold	For All	To withhold authority to vote for any individual
		All	All	Except	nominee(s), mark “For All Except” and write the
The Board of Directors recommends you vote FOR the following:					number(s) of the nominee(s) on the line below.
1.	Election of Directors	[ ]	[ ]	[ ]
Nominees:

01 Semyon Dukach	02 Richard Carlson	03 John L. Troost			04 Vadim Yasinovsky	05 David A. Buckel

The Board of Directors recommends you vote FOR proposals 2, 3 and 4						For	Against	Abstain

2.					Ratification of the appointment of McConnell & Jones, LLP to serve as the Company’s Independent Registered Public Accounting firm for fiscal year 2016.	[ ]	[ ]	[ ]

3.					The amendment to increase the number of shares of common stock available for issuance under the 2010 Employee Stock Plan.	[ ]	[ ]	[ ]

4.					The approval to issue [_________] shares of our common stock for purposes of Nasdaq Listing Rule 5635.	[ ]	[ ]	[ ]

NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting

Please print and sign your name(s). When signing as attorney, executor,

administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Print Name		Print Name (Joint Owners)
Signature		Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at http://sharpspring.com/.

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SHARPSPRING, INC.
Annual Meeting of Shareholders
May 17, 2016 10:00 AM
This proxy is solicited by the Board of Directors

The undersigned hereby appoint(s) Richard Carlson and/or Edward Lawton with the power of substitution and resubstitution to vote any and all shares of capital stock of SharpSpring, Inc. (the "Company") which the undersigned would be entitled to vote as fully as the undersigned could do if personally present at the Annual Meeting of the Company, to be held on Tuesday, May 17, 2016 at 10:00 a.m. local time, and at any adjournments thereof, hereby revoking any prior proxies to vote said stock, upon the following items more fully described in the notice of any Proxy Statement for the Annual Meeting (receipt of which is hereby acknowledged).

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side